Exhibit 99.1
Press Release
13907 S. Minuteman Drive, Suite 500 Draper, Utah 84020 www.franklincovey.com

FRANKLIN COVEY REPORTS FINANCIAL RESULTS FOR

FOURTH QUARTER AND FULL FISCAL 2025

Consolidated Fourth Quarter Revenue of $71.2 Million and Fiscal 2025 Revenue of

$267.1 Million within Guidance Range

Net Income for the Fourth Quarter Totals $4.4 Million; Adjusted EBITDA of

$11.7 Million within Guidance Range

Deferred Subscription Revenue of $111.7 Million, up 3% Year-over-Year

Liquidity Remains Strong at Over $90 Million, with $31.7 Million of Cash and No

Drawdowns on the Company’s $62.5 Million Credit Facility

Completed $10 million of Common Stock Re-purchases During the Fourth

Quarter Fiscal 2025 and First Quarter Fiscal 2026

Company Announces Guidance for Fiscal 2026

Salt Lake City, Utah –  Franklin Covey Co. (NYSE: FC), a leader in organizational performance improvement that creates and distributes world-class content, training, processes, and tools that organizations and individuals use to achieve systemic changes in human behavior to transform their results, today announced its financial results for the fourth quarter and fiscal year ended August 31, 2025.

Fourth Quarter Fiscal 2025 Financial Overview

The Company’s consolidated revenue for Q4 FY2025 was within guidance at $71.2 million compared with $84.1 million in Q4 FY2024.  The Company’s financial results for Q4 FY2025 include the following:

o	Enterprise Division revenue for Q4 FY2025 totaled $45.7 million compared with $58.2 million in the prior year.
▪

Enterprise Division revenue performance was impacted by a $11.0 million decrease in North America segment revenue and a $1.4 million decrease in International Direct Office revenue.  These segments were adversely affected by ongoing macroeconomic uncertainties, geopolitical trade tensions, canceled U.S. federal government contracts, and a $6.2 million North America IP deal that was recognized in Q4 FY2024 that did not repeat in Q4 FY2025.

o	Education Division revenue in Q4 FY2025 was consistent with the prior year at $24.4 million.
▪	Increased training, coaching, and membership subscription revenue was partially offset by decreased materials revenue during the quarter.

o

Consolidated subscription and subscription services revenue for Q4 FY2025 was $62.8 million compared with $65.8 million in Q4 FY2024. Subscription revenue invoiced for Q4 FY2025 totaled $61.4 million compared with $62.9 million in Q4 FY2024.

o	The Company recognized net income for Q4 FY2025 of $4.4 million, or $0.34 per diluted share, compared with net income of $12.0 million, or $0.89 per diluted share, in Q4 FY2024.
o	Adjusted EBITDA for Q4 FY2025 was within Company guidance and was $11.7 million compared with $22.9 million in the prior year.
o	Consolidated deferred subscription revenue at August 31, 2025, increased 3% to $111.7 million compared with $107.9 million at August 31, 2024.
▪

At August 31, 2025, 57% of the Company’s AAP contracts in North America were for at least two years, compared with 56% at August 31, 2024, and the percentage of contracted amounts represented by multi-year contracts was 60% compared with 59% on August 31, 2024.

▪	Unbilled deferred subscription revenue totaled $72.8 million at August 31, 2025, compared with $75.2 million at August 31, 2024.
o	Cash provided by operating activities for Q4 FY2025 was $9.9 million compared with $21.9 million in the prior year.
▪	Free cash flow for Q4 FY2025 was $1.5 million compared with $18.4 million in Q4 FY2024.
▪	Cash and cash equivalents totaled $31.7 million compared with $48.7 million as of August 31, 2024.
o

During Q4 FY2025, the Company purchased approximately 168,000 shares of its common stock on the open market for $3.3 million under a $10 million 10b5-1 trading plan.  The remainder of this plan was completed in Q1 FY2026.

Fiscal 2025 Financial Overview

The Company’s consolidated revenue for FY2025 was $267.1 million compared with $287.2 million in FY2024.  The Company’s financial results for FY2025 include the following:

o	Enterprise Division revenue for FY2025 totaled $188.1 million compared with $208.1 million in the prior year.
▪

Enterprise Division revenue performance was impacted by a $15.8 million decrease in North America segment revenue and a $4.0 million decrease in International Direct Office revenue.  These segments were unfavorably affected by ongoing macroeconomic uncertainties, geopolitical trade tensions, canceled U.S. federal government contracts, and a $6.2 million North America IP deal that was recognized in FY2024 that did not repeat in FY2025.

o	Education Division revenue in FY2025 increased to $74.6 million compared with $74.2 million in the prior year.
▪	Increased training and coaching revenue and membership subscription revenue was partially offset by decreased materials revenue.
o

Consolidated subscription and subscription services revenue for FY2025 was $225.9 million compared with $231.8 million in FY2024. Subscription revenue invoiced for FY2025 totaled $151.7 million compared with $156.8 million in FY2024.

o	The Company recognized net income for FY2025 of $3.1 million, or $0.24 per diluted share, compared with net income of $23.4 million, or $1.74 per diluted share, in FY2024.
o	Adjusted EBITDA for FY2025 was within Company guidance and totaled $28.8 million compared with $55.3 million in the prior year.
o	Cash provided by operating activities for FY2025 was $29.0 million compared with $60.3 million in the prior year.
▪	Free cash flow for FY2025 was $12.1 million compared with $48.9 million in the prior year.

o	The Company purchased approximately 939,000 shares of its common stock for a total of $26.4 million during FY2025.

Paul Walker, President and Chief Executive Officer commented, “Despite many macroeconomic and geopolitical uncertainties, fiscal 2025 was a very important year of transformation for Franklin Covey. We successfully completed our go-to-market transformation and, importantly, are gaining the traction we expected to see, as we progress through our fiscal Q1, reflected in robust new logo growth, client expansion, services bookings and sustained high client retention. We enter fiscal 2026 with a strong foundation, a more focused sales model, and good momentum in both our Enterprise and Education divisions. We expect FY2026 to be a year of strong growth in amounts invoiced which will then translate into meaningful growth in reported revenue toward the back-half of FY2026 and increasing into FY2027.”

Jessi Betjemann, Chief Financial Officer said, “With the bulk of our transformation investments now in place, fiscal 2026 will be a year of focused execution whereby our Adjusted EBITDA and Free Cash Flow will begin to return to growth this fiscal year and accelerate in fiscal 2027 and beyond.”

Fiscal 2026 Guidance

The Company expects to return to growth in both revenue and Adjusted EBITDA in FY2026 as the benefits of its go-to-market transformation and cost reduction actions begin to increase revenue, lower costs, and flow through improved results.

Based on current expectations, the Company provides the following guidance, in constant currency:

o	Total revenue in the range of $265 million to $275 million.
o	Adjusted EBITDA in the range of $28 million to $33 million.

This guidance reflects the positive momentum the Company is seeing and expecting in both the Enterprise and Education divisions, balanced with a disciplined view of the risks and opportunities ahead as it continues to execute in an uncertain macro environment. The Company anticipates strong invoiced growth in FY2026 which will translate into meaningful reported growth in revenue and Adjusted EBITDA in FY2027.

Earnings Conference Call

On Wednesday, November 5, 2025, at 5:00 p.m. Eastern (3:00 p.m. Mountain) Franklin Covey will host a conference call to review its fourth quarter and full fiscal 2025 financial results.  Interested persons may access a live audio webcast at https://edge.media-server.com/mmc/p/t37iqwa5 or may participate via telephone by registering at https://register-conf.media-server.com/register/BIc63388926cd74e579c1aa3486443580b.  Once registered, participants will have the option of 1) dialing into the call from their phone (via a personalized PIN); or 2) clicking the “Call Me” option to receive an automated call directly to their phone.  For either option, registration will be required to access the call. A replay of the conference call webcast will be archived on the Company’s website for at least 30 days.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including those statements related to the Company’s future results and profitability and other goals relating to the growth and operations of the Company.  Forward-looking statements are based upon management’s current expectations and are subject to various risks and uncertainties including, but not limited to:  general macroeconomic conditions; renewals of subscription contracts; the impact of strategic projects and initiatives on future financial results; growth in and client demand for add-on services; market acceptance of new products or services, including new AAP portal upgrades and content launches; impacts from geopolitical trade tensions and the general business environment; and other factors identified and discussed in the

Company’s most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission.  Many of these conditions are beyond the Company’s control or influence, any one of which may cause future results to differ materially from the Company’s current expectations, and there can be no assurance that the Company’s actual future performance will meet management’s expectations.  These forward-looking statements are based on management’s current expectations, and the Company undertakes no obligation to update or revise these forward-looking statements to reflect events or circumstances subsequent to this press release.

Non-GAAP Financial Information

This earnings release includes the concepts of Adjusted EBITDA, Free Cash Flow, and “constant currency” which are non-GAAP measures.  The Company defines Adjusted EBITDA as net income or loss excluding the impact of interest, income taxes, intangible asset amortization, depreciation, stock-based compensation expense, and certain other infrequently occurring items such as restructuring and headquarters moving costs.  Free Cash Flow is defined as GAAP calculated cash flows from operating activities less capitalized expenditures for purchases of property and equipment, curriculum development, and content or license rights.  Constant currency is a non-GAAP financial measure that removes the impact of fluctuations in foreign currency exchange rates and is calculated by translating the current period’s financial results at the same average exchange rates in effect during the prior year and then comparing this amount to the prior year.  The Company references these non-GAAP financial measures in its decision-making because they provide supplemental information that facilitates consistent internal comparisons to the historical operating performance of prior periods, and the Company believes they provide investors with greater transparency to evaluate operational activities and financial results.  Refer to the attached tables for the reconciliation of the non-GAAP financial measure, Adjusted EBITDA, to consolidated net income, a related GAAP financial measure, and for the calculation of Free Cash Flow.

The Company is unable to provide a reconciliation of the above forward-looking estimate of non-GAAP Adjusted EBITDA to GAAP measures because certain information needed to make a reasonable forward-looking estimate is difficult to obtain and dependent on future events which may be uncertain, or out of the Company’s control, including the amount of AAP contracts invoiced, the number of AAP contracts that are renewed, necessary costs to deliver the Company’s offerings, such as unanticipated curriculum development costs, and other potential variables.  Accordingly, a reconciliation is not available without unreasonable effort.

About Franklin Covey Co.

Franklin Covey Co. (NYSE: FC) is the premiere organizational performance partner of choice, with directly owned and licensee partner offices providing professional services in over 160 countries and territories. With its Enterprise and Education Divisions, the Company transforms organizations by partnering with clients to build leaders, teams, and cultures that get breakthrough results through collective action.  Available through the FranklinCovey All Access Pass and Leader in Me membership, FranklinCovey’s best-in-class content, solutions, experts, technology, and metrics seamlessly integrate to produce lasting behavior change at scale. Solutions are available in multiple delivery modalities in more than 20 languages.

This approach to leadership and organizational change has been tested and refined by working with tens of thousands of teams and organizations over the past 30 years. Clients have included organizations in the Fortune 100, Fortune 500, thousands of small and mid-sized businesses, and numerous educational institutions and government entities. To learn more, visit www.franklincovey.com and enjoy exclusive content across FranklinCovey’s social media channels at: LinkedIn, Facebook, Twitter, Instagram, and YouTube.

Investor Contact: Franklin Covey Boyd Roberts 801-817-5127 investor.relations@franklincovey.com	Media Contact: Franklin Covey Debra Lund 801-817-6440 Debra.Lund@franklincovey.com

FRANKLIN COVEY CO.
Condensed Consolidated Income Statements
(in thousands, except per-share amounts, and unaudited)

	Quarter Ended		Fiscal Year Ended
	August 31,	August 31,	August 31,	August 31,
	2025	2024	2025	2024

Revenue	$71,248	$84,124	$267,067	$287,233
Cost of revenue	17,458	18,387	63,498	66,161
Gross profit	53,790	65,737	203,569	221,072

Selling, general, and administrative	43,717	45,854	182,684	175,941
Restructuring costs	-	-	6,723	3,008
Impaired asset	-	-	-	928
Depreciation	1,088	910	4,066	3,905
Amortization	1,098	1,045	4,392	4,248
Income from operations	7,887	17,928	5,704	33,042
Interest income, net	68	63	363	4
Income before income taxes	7,955	17,991	6,067	33,046
Income tax provision	(3,583)	(6,035)	(2,999)	(9,644)
Net income	$4,372	$11,956	$3,068	$23,402

Net income per common share:
Basic	$0.35	$0.92	$0.24	$1.78
Diluted	0.34	0.89	0.24	1.74

Weighted average common shares:
Basic	12,623	13,020	12,927	13,171
Diluted	12,778	13,387	13,053	13,472

Other data:
Adjusted EBITDA(1)	$11,717	$22,933	$28,757	$55,273

(1)

The term Adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, stock-based compensation, and certain other items) is a non-GAAP financial measure that the Company believes is useful to investors in evaluating its results.  For a reconciliation of this non-GAAP measure to a GAAP measure, refer to the Reconciliation of Net Income to Adjusted EBITDA as shown below.

FRANKLIN COVEY CO.
Reconciliation of Net Income to Adjusted EBITDA
(in thousands and unaudited)

	Quarter Ended		Fiscal Year Ended
	August 31,	August 31,	August 31,	August 31,
	2025	2024	2025	2024
Reconciliation of net income to Adjusted EBITDA:
Net income	$4,372	$11,956	$3,068	$23,402
Adjustments:
Interest income, net	(68)	(63)	(363)	(4)
Income tax provision	3,583	6,035	2,999	9,644
Amortization	1,098	1,045	4,392	4,248
Depreciation	1,088	910	4,066	3,905
Stock-based compensation	75	3,050	5,805	10,142
Restructuring costs	-	-	6,723	3,008
Building exit costs	1,569	-	2,067	-
Impaired asset	-	-	-	928
Adjusted EBITDA	$11,717	$22,933	$28,757	$55,273

Adjusted EBITDA margin	16.4%	27.3%	10.8%	19.2%

FRANKLIN COVEY CO.
Additional Financial Information
(in thousands and unaudited)

	Quarter Ended		Fiscal Year Ended
	August 31,	August 31,	August 31,	August 31,
	2025	2024	2025	2024
Revenue by Division/Segment:
Enterprise Division:
North America	$35,898	$46,945	$147,609	$163,384
International direct offices	7,408	8,794	29,344	33,327
International licensees	2,362	2,486	11,111	11,436
	45,668	58,225	188,064	208,147
Education Division	24,450	24,395	74,618	74,210
Corporate and other	1,130	1,504	4,385	4,876
Consolidated	$71,248	$84,124	$267,067	$287,233

Gross Profit by Division/Segment:
Enterprise Division:
North America	$30,099	$40,319	$122,601	$136,420
International direct offices	5,443	6,770	21,606	25,515
International licensees	1,946	2,146	9,689	10,086
	37,488	49,235	153,896	172,021
Education Division	15,767	16,110	47,735	47,529
Corporate and other	535	392	1,938	1,522
Consolidated	$53,790	$65,737	$203,569	$221,072

Adjusted EBITDA by Division/Segment:
Enterprise Division:
North America	$7,610	$16,220	$27,398	$46,641
International direct offices	482	1,041	(402)	3,358
International licensees	1,011	1,108	5,459	5,734
	9,103	18,369	32,455	55,733
Education Division	6,179	7,036	8,184	9,811
Corporate and other	(3,565)	(2,472)	(11,882)	(10,271)
Consolidated	$11,717	$22,933	$28,757	$55,273

FRANKLIN COVEY CO.
Condensed Consolidated Balance Sheets
(in thousands and unaudited)

	August 31,	August 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$31,698	$48,663
Accounts receivable, less allowance for
credit losses of $2,929 and $3,015	68,415	86,002
Inventories	5,165	4,002
Prepaid expenses and other current assets	24,199	21,586
Total current assets	129,477	160,253

Property and equipment, net	14,324	8,736
Intangible assets, net	34,551	37,766
Goodwill	31,220	31,220
Deferred income tax assets	231	870
Other long-term assets	33,109	22,694
	$242,912	$261,539

Liabilities and Shareholders' Equity
Current liabilities:
Current portion of notes payable	$823	$835
Current portion of financing obligation	-	3,112
Accounts payable	8,780	7,862
Deferred subscription revenue	106,534	101,218
Customer deposits	16,327	16,972
Accrued liabilities	24,828	32,454
Total current liabilities	157,292	162,453

Notes payable, less current portion	-	775
Financing obligation, less current portion	-	1,312
Other liabilities	14,718	10,732
Deferred income tax liabilities	3,991	3,132
Total liabilities	176,001	178,404

Shareholders' equity:
Common stock	1,353	1,353
Additional paid-in capital	230,251	231,813
Retained earnings	126,272	123,204
Accumulated other comprehensive loss	(1,032)	(768)
Treasury stock at cost, 14,565 and 14,084 shares	(289,933)	(272,467)
Total shareholders' equity	66,911	83,135
	$242,912	$261,539

FRANKLIN COVEY CO.
Condensed Consolidated Free Cash Flow
(in thousands and unaudited)

	Fiscal Year Ended
	August 31,	August 31,
	2025	2024
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,068	$23,402
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization	8,458	8,153
Amortization of capitalized curriculum costs	4,440	3,172
Stock-based compensation	5,805	10,142
Impaired asset	-	928
Deferred income taxes	1,468	1,885
Amortization of right-of-use operating lease assets	610	760
Changes in working capital	5,128	11,815
Net cash provided by operating activities	28,977	60,257

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(8,253)	(3,694)
Curriculum development costs	(7,561)	(6,866)
Reacquisition of license rights	(1,074)	(750)
Net cash used for investing activities	(16,888)	(11,310)

Free Cash Flow	$12,089	$48,947